EXHIBIT 99.4

PROTON ENERGY SYSTEMS, INC.

Proxy for the Special Meeting of Stockholders to be held                 ,                      , 2003

This Proxy is Solicited on Behalf of the Board of Directors of the Company

The undersigned, having received notice of the special meeting and the joint proxy statement/prospectus dated                     , 2003, and revoking all prior proxies, hereby appoint(s) Walter W. Schroeder and John A. Glidden, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of stock of Proton Energy Systems, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Company to be held at                                         , on                 ,                      , 2003, at          a.m., local time, and at any adjournment thereof (the “Meeting”). The matters set forth below have been proposed by the Company.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting or any adjournment or postponement thereof.

The proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR all proposals. Attendance of the undersigned at the Meeting or at any adjournment or postponement thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Secretary of the Company or shall vote in person at the Meeting.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SPECIAL MEETING OF STOCKHOLDERS OF

PROTON ENERGY SYSTEMS, INC.

                    ,                          , 2003

Please date, sign and mail your proxy card in the

envelope provided as soon as possible.

Please detach and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	To (a) adopt and approve the Agreement and Plan of Contribution and Merger, dated as of May 22, 2003, as amended, by and among the Company, Distributed Energy Systems Corp., a Delaware corporation and wholly-owned subsidiary of the Company (“Distributed Energy”), PES-1 Merger Sub, Inc. and PES-2 Merger Sub, Inc., Delaware corporations that are wholly-owned subsidiaries of Distributed Energy, and Northern Power Systems, Inc., a Delaware corporation (the “Merger Agreement”), and approve the mergers of PES-1 Merger Sub, Inc. with and into Northern Power Systems, Inc. and PES-2 Merger Sub, Inc. with and into the Company, and (b) approve the transfer to Distributed Energy by the Company of approximately $100 million in cash and marketable securities, as well as restricted cash assets, accrued interest assets, prepaid insurance and certificates of deposit and other deposit assets in accordance with the terms and conditions described in the joint proxy statement/prospectus dated , 2003.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	To permit the Company’s board of directors, in its discretion, to adjourn or postpone the Meeting if necessary for further solicitation of proxies if there are not sufficient votes at the originally scheduled time of the Meeting to adopt and approve the Merger Agreement and approve the mergers and the transfer of assets to Distributed Energy by the Company.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	To transact any other business as may properly come before the Meeting and any adjournment or postponement of the Meeting.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting or any adjournment or postponement thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted by this method.	☐

Signature:                                                 Date:                            Signature:                                                 Date:

Note:	This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.